Exhibit 4(ccc)

Australian and New Zealand

MTN Deed Poll

Bank of America Corporation

A$7,000,000,000 Australian and New Zealand

Medium-Term Note Program

Allens Arthur Robinson

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000

Tel 61 2 9230 4000

Fax 61 2 9230 5333

www.aar.com.au

© Copyright Allens Arthur Robinson 2008

Australian and New Zealand MTN Deed Poll

Table of Contents

1. Definitions and Interpretation	1
1.1 Definitions	1
1.2 Interpretation	2
1.3 Document or agreement	2
1.4 Registration and transfer	3
1.5 Inconsistencies	3
1.6 Banking Act 1959	3
1.7 Reserve Bank of New Zealand Act 1989	3

2. The Notes	3
2.1 Creation of Notes	3
2.2 Constitution and title	3
2.3 Denomination	4
2.4 Status	4
2.5 Issuer to inform Registrar and Issuing and Principal Paying Agent	4

3. Rights and Obligations of Noteholders	4
3.1 Rights of Noteholders	4
3.2 Deed poll and enforcement	5
3.3 Noteholders bound	5
3.4 Lodgement with Registrar	5
3.5 Schedules and conditions	5
3.6 Issuing and Principal Paying Agent	5
3.7 Name on Register	6

4. The Registrars and Issuing and Principal Paying Agents	6
4.1 Appointment	6
4.2 Duties	6

5. Terms and Conditions	6
5.1 Terms and Conditions	6

6. Undertaking by Issuer	6

7. Governing Law and Jurisdiction	6
7.1 Governing law	6
7.2 Jurisdiction	6
7.3 Process Agent	7

8. Power of Attorney	7

Schedule	8
Terms and Conditions of the Notes	8

Schedule	A-33
Provisions for Meetings of Noteholders	A-33

Page (i)

Australian and New Zealand MTN Deed Poll

THE NOTES ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN AND NEW ZEALAND MEDIUM-TERM NOTE PROGRAM HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE NOTES NOR ANY INTEREST OR PARTICIPATION IN THE NOTES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THE NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THE NOTES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE NOTEHOLDERS NOR THE BENEFICIAL OWNERS OF THE NOTES SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST ON THE NOTES EXCEPT PURSUANT TO THE PROVISIONS OF THE NOTES.

Page (ii)

Australian and New Zealand MTN Deed Poll

Date	July 12, 2007

Parties	Granted by:

1.	Bank of America Corporation, a corporation organised under the laws of the State of Delaware, United States of America, with its principal offices located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255-0065, United States of America (the Issuer).

Recitals

A	The Issuer has established an A$7,000,000,000 Australian and New Zealand Medium–Term Note Program (the Program) under which it proposes to issue Notes from time to time on the terms of this Deed Poll, which replaces the Deed Poll dated May 18, 2006. Notes issued on or after the date of this Deed Poll are issued subject to the terms of this Deed Poll.

B	Any Notes which have been issued on the terms of the Deed Poll dated May 18, 2006 remain subject to the terms of that deed poll and any agreements entered into on or about the date of that Deed Poll in connection with the A$3,000,000,000 Australian Medium-Term Note Program, including the Program Agreement dated May 18, 2006, the Agency and Registry Agreement dated May 18,2006 and the Offering Circular dated May 18, 2006.

C	The Notes will be issued in registered form by inscription in the relevant Register to be maintained by the relevant Registrar on behalf of the Issuer.

D	The Issuer enters into this Deed Poll for the benefit, amongst others, of the holders from time to time of Notes, the holders of the Issuer’s Senior Indebtedness, in respect of Subordinated Notes and the Dealers.

IT IS AGREED AND DECLARED as follows.

1.	Definitions and Interpretation

1.1	Definitions

Definitions in the applicable Pricing Supplement and in the Terms and Conditions apply in this Deed Poll unless the context otherwise requires or the relevant term is defined in this Deed Poll.

Pricing Supplement means the pricing supplement executed by the Issuer and prepared in relation to the Notes of the relevant Tranche or Series (substantially in the form of annexure B of the Program Agreement) as a supplement, modification or replacement of the Terms and Conditions and giving details of that Tranche or Series.

Australian and New Zealand MTN Deed Poll

Program Agreement means the Program Agreement dated on or about the date of this Deed Poll between the Issuer and the Dealers named in it.

Terms and Conditions means the terms and conditions applicable to a Note set out in the schedule, as supplemented, modified or replaced by the relevant Pricing Supplement.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural and the converse.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Deed Poll.

(f)	A reference to a party to this Deed Poll or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(g)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(h)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)	Mentioning anything after include, includes or including does not limit what else might be included.

(k)	All references to time shall, unless the context otherwise requires, be references to Sydney, Australia, time.

1.3	Document or agreement

A reference to:

(a)	an agreement includes a security interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

A reference to a specific agreement or document (including this deed) includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by a Program Document.

Australian and New Zealand MTN Deed Poll

1.4	Registration and transfer

References in this Deed Poll to:

(a)	registration or recording include inscription, and register and record have a corresponding meaning; and

(b)	transfer includes transmission.

1.5	Inconsistencies

In the event of an inconsistency, the provisions will prevail in the following order:

(a)	the Pricing Supplement;

(b)	this Deed Poll; and

(c)	the Terms and Conditions.

1.6	Banking Act 1959

The Issuer is not authorised under the Banking Act 1959 of the Commonwealth of Australia to carry on banking business and is not subject to prudential supervision by the Australian Prudential Regulation Authority.

1.7	Reserve Bank of New Zealand Act 1989

The Issuer is not a registered bank pursuant to the Reserve Bank of New Zealand Act 1989.

2.	The Notes

2.1	Creation of Notes

(a)	Notes are issued in registered form. Subject to the Program Agreement, the Issuer may create Notes at any time by procuring the relevant Registrar to inscribe the details of those Notes in the relevant Register in accordance with the relevant Terms and Conditions.

(b)	The Terms and Conditions in relation to those Notes, once issued, shall include the provisions of the relevant Pricing Supplement.

(c)	The execution of any Pricing Supplement shall not constitute the issue of a Note, the acknowledgement of any debt or any promise to pay by the Issuer. No Note will be created or issued except in accordance with subclause 2.2, and once created or issued the information contained in the relevant Register with respect to those Notes will have the effect provided under the Terms and Conditions.

2.2	Constitution and title

(a)	The Notes are constituted by this Deed Poll and inscription in the relevant Register. The obligations of the Issuer are constituted by, and specified in, this Deed Poll. Each Note is a separate debt obligation of the Issuer and may be transferred separately from any other Note.

(b)	Title to the Notes is conclusively evidenced for all purposes by inscription in the relevant Register. The making of, or giving effect to, a manifest error in an inscription in a Register

Australian and New Zealand MTN Deed Poll

will not avoid the constitution, issue or transfer of a Note. The Issuer will procure the relevant Registrar to rectify any manifest error of which it becomes aware.

(c)	No certificate or other evidence of title to a Note will be issued by or on behalf of the Issuer unless the Issuer determines otherwise or is required to do so under any applicable law or regulation.

2.3	Denomination

Each Note must be denominated in Australian or New Zealand dollars, in such amount or amounts as set out in clause 2.2 of the Terms and Conditions and specified in the relevant Pricing Supplement.

2.4	Status

(a)	The Senior Notes will be unsecured and unsubordinated obligations of the Issuer and will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer. The Subordinated Notes are unsecured and subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer.

(b)	The indebtedness evidenced by the Subordinated Notes, subject to the extent set out in the Terms and Conditions, shall be subordinated in right of payment to the prior payment in full of all the Issuer’s Senior Indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of such subordination irrespective of any amendment, modification, or waiver of any term of the Senior Indebtedness. There is no right of acceleration in the case of a default in the payment of interest on the Subordinated Notes or in the performance of any other obligation of the Issuer under the Subordinated Notes.

(c)	The further provisions relating to Subordinated Notes are as set out in Condition 2.7(b) of the Terms and Conditions and otherwise in the Terms and Conditions.

(d)	The ranking of Notes is not affected by the date of inscription in the relevant Register.

2.5	Issuer to inform Registrar and Issuing and Principal Paying Agent

On or before the Issue Date of a Note, the Issuer must give the relevant Registrar and the relevant Issuing and Principal Paying Agent a copy of the Pricing Supplement.

3.	Rights and Obligations of Noteholders

3.1	Rights of Noteholders

(a)	A Noteholder is entitled, in respect of each Note for which that person’s name is inscribed in the relevant Register, to the payment of the principal amount and interest in accordance with the Terms and Conditions and the Pricing Supplement applicable to that Note, together with the other benefits given to Noteholders under this Deed Poll including, unless the Note is purchased and cancelled prior to the relevant Maturity Date in accordance with the Terms and Conditions, the payment of the Redemption Amount of such Note on the relevant Maturity Date as specified in the Terms and Conditions and the Pricing Supplement.

Australian and New Zealand MTN Deed Poll

(b)	The Issuer irrevocably undertakes to make all those payments on the due date, together with the payment of principal and interest in respect of the Notes in accordance with the Terms and Conditions and the Pricing Supplement applicable to those Notes.

3.2	Deed poll and enforcement

This Deed Poll is a deed poll. Each Dealer and each Noteholder and any person claiming through a Noteholder has the benefit of this Deed Poll and can enforce it even though they may not be in existence at the time this Deed Poll is executed. Each Noteholder may enforce its rights under this Deed Poll independently from the relevant Registrar and each other Noteholder.

3.3	Noteholders bound

Each Noteholder and any person claiming through a Noteholder who asserts an interest in a Note is bound by this Deed Poll. Persons claiming interests in a Note must do so in accordance with the rules of any clearing or other system for the holding of such interests, or in accordance with law, and obtain the interests in a Note provided by any such system or by law.

3.4	Lodgement with Registrar

(a)	The Issuer shall deliver an executed counterpart of this Deed Poll to each Registrar for it to hold for the benefit of relevant Noteholders for so long as the Program remains in effect and thereafter until the date on which all the obligations of the Issuer under or in respect of any Notes (including, without limitation, its obligations under this Deed Poll) have been discharged in full. The Issuer acknowledges the right of every Noteholder to the production of this Deed Poll.

(b)	Each Noteholder is taken to have irrevocably appointed and authorised the relevant Registrar to hold this Deed Poll in New South Wales or in New Zealand, on behalf of that Noteholder, with the powers expressly delegated to that Registrar under the relevant Agency and Registry Agreement and other powers reasonably incidental to those powers.

(c)	Neither Registrar has any duties or responsibilities in that capacity except those expressly set out in the relevant Agency and Registry Agreement.

3.5	Schedules and conditions

The Notes are issued upon and subject to:

(a)	the Terms and Conditions;

(b)	the applicable Pricing Supplement; and

(c)	the applicable Agency and Registry Agreement;

each of which are binding on the Issuer and the Noteholders and all persons claiming through or under them respectively.

3.6	Issuing and Principal Paying Agent

Each Noteholder is taken to acknowledge that:

(a)	the relevant Issuing and Principal Paying Agent is the Issuer’s agent, not theirs; and

Australian and New Zealand MTN Deed Poll

(b)	the relevant Issuing and Principal Paying Agent does not owe any fiduciary duty to any Noteholder.

3.7	Name on Register

The person whose name appears in the relevant Register will be treated by the Issuer, the relevant Issuing and Principal Paying Agent and the relevant Registrar as the absolute owner of the relevant Note. Neither the Issuer nor the relevant Registrar nor any other person is, except as required by order of a court of competent jurisdiction, or as required by law, obliged to take notice of any other claim to or in respect of any Notes.

4.	The Registrars and Issuing and Principal Paying Agents

4.1	Appointment

The Issuer undertakes to ensure that a person acts at all times as registrar and issuing and principal paying agent in respect of the Notes and properly performs the functions required of a registrar and issuing and principal paying agent. The Issuer will promptly replace the relevant registrar or issuing and principal paying agent if it is not properly performing its duties.

4.2	Duties

Each Registrar and each Issuing and Principal Paying Agent has no duties or responsibilities except those expressly set out in each of the relevant Agency and Registry Agreement, the Terms and Conditions and this Deed Poll.

5.	Terms and Conditions

5.1	Terms and Conditions

The Issuer agrees to its obligations as set out in the Terms and Conditions.

6.	Undertaking by Issuer

The Issuer undertakes to procure the production by the relevant Registrar to a Noteholder (upon request by that Noteholder) of a certified copy or, if necessary, the original, of this Deed Poll.

7.	Governing Law and Jurisdiction

7.1	Governing law

This Deed Poll is governed by the law in force in New South Wales. The subordination provisions contained in Condition 2.7 of the Terms and Conditions are governed by New York law.

7.2	Jurisdiction

Each person taking benefit of or bound by this Deed Poll irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts with jurisdiction in New South Wales. Each party

Australian and New Zealand MTN Deed Poll

waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim those courts do not have jurisdiction.

7.3	Process Agent

The Issuer appoints BA Australia Limited (ABN 50 004 617 341) to act as its process agent in New South Wales. If that person ceases to have an office in Australia, the Issuer shall ensure that there is another person appointed immediately to receive process on its behalf.

8.	Power of Attorney

Each attorney executing this Deed Poll states that he or she has no notice of revocation or suspension of his power of attorney.

Australian and New Zealand MTN Deed Poll

Schedule

Terms and Conditions of the Notes

TERMS AND CONDITIONS OF THE NOTES

The following (other than the words in italics) are the Terms and Conditions of the Notes as supplemented, modified or replaced in relation to any Notes by the Pricing Supplement which will be applicable to a particular Tranche of Notes.

The Notes are constituted by the Deed Poll dated on or about July 12, 2007 (the Deed Poll) executed by Bank of America Corporation (the Issuer) and are issued with the benefit of the applicable Agency and Registry Agreement. Copies of the Deed Poll and each of the Agency and Registry Agreements are available for inspection:

(a)	in the case of the Australian Agency and Registry Agreement, at the office of the Australian Issuing and Principal Paying Agent at Level 4, 35 Clarence Street, SYDNEY NSW 2000, Australia; or

(b)	in the case of the New Zealand Agency and Registry Agreement, at the office of the New Zealand Issuing and Principal Paying Agent at Level 2, 159 Hurstmere Road, Takapuna, Auckland 1020, New Zealand.

The registered holders of Notes (the Noteholders) are entitled to the benefit of, are bound by and are deemed to have notice of, all the provisions contained in the Deed Poll and the relevant Agency and Registry Agreement.

1.	Interpretation

1.1	Definitions

The following words have these meanings in these Terms and Conditions unless the contrary intention appears.

Additional Amounts has the meaning given in Condition 7.

Agency and Registry Agreement means either the Australian Agency and Registry Agreement or the New Zealand Agency and Registry Agreement or any other agency and registry agreement entered into by the Issuer in relation to the issue of Notes.

ATO means the Australian Taxation Office.

Austraclear means Austraclear Limited (ACN 002 060 773) or its successor or replacement from time to time.

Austraclear New Zealand means the Reserve Bank of New Zealand, or its successor or replacement from time to time, in its capacity as the operator of the Austraclear New Zealand System.

Austraclear New Zealand Regulations means the regulations known as the “Austraclear New Zealand System Rules” established by the Reserve Bank of New Zealand to govern the use of the Austraclear New Zealand System.

Austraclear New Zealand System means the system operated by the Reserve Bank of New Zealand in accordance with the Austraclear New Zealand Regulations in New Zealand for holding securities and electronic recording and settling of transactions in those securities between members of that system.

Austraclear Regulations means the regulations and operating manual of Austraclear to govern the use of the Austraclear System.

Austraclear System means the system operated by Austraclear in accordance with the Regulations.

Australian Agency and Registry Agreement means an agreement entitled Australian Agency and Registry Agreement dated on or about the date of these Terms and Conditions between the Issuer and the Australian Issuing and Paying Agent and the Australian Registrar for the issuing, paying agency and registry services on behalf of the Issuer for the Australian Notes and any other agreement for any of those services.

Australian dollars or A$ means the lawful currency of Australia from time to time.

Australian Issuing and Principal Paying Agent means BTA Institutional Services Australia Limited in its capacity as issuing and principal paying agent for the Australian Notes or any other issuing and principal paying agent specified in the relevant Pricing Supplement or any other Program Document in respect of Australian Notes.

Australian Notes means Notes denominated in Australian dollars, as specified in the applicable Pricing Supplement.

Australian Register means the register of Noteholders maintained by the Australian Registrar on behalf of the Issuer in which is entered the name and address of Noteholders whose Australian Notes are carried on that Australian Register, the amount of Australian Notes held by each Noteholder and the Tranche, Series, date of issue and transfer of those Notes and any other particulars which the Issuer sees fit.

Australian Registrar means BTA Institutional Services Australia Limited, in its capacity as registrar of the Australian Notes or such other person appointed by the Issuer to establish and maintain the Australian Register on the Issuer’s behalf from time to time.

BBSW means, in relation to an Interest Period, the rate per annum (expressed as a percentage) calculated by the Australian Issuing and Principal Paying Agent by taking the rates quoted on the Reuters Screen BBSW Page at approximately 10:10am, Sydney time, on the first day of that Interest Period for at least five banks quoting on that page, as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW page) having a tenor equal to or closest approximating the Interest Period, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates.

If in respect of the first day of an Interest Period, fewer than five banks have quoted rates on the Reuters BBSW Page, the rate for that Interest Period shall be calculated as above by taking the rates otherwise quoted by five banks on application by the Australian Issuing and Principal Paying Agent for such a bill of the same tenor. If in respect of the first day of an Interest Period, the rate for that Interest Period cannot be determined in accordance with the foregoing procedures, then the rates shall be the rate as reasonably determined by the Australian Issuing and Principal Paying Agent, having regard to comparable indices than available.

BKBM as used herein shall mean, with respect to an Interest Period (in the following order of priority):

(a)	the FRA settlement rate (rounded upwards, if necessary, to the nearest four decimal places) as displayed at or about 10.45am on the first day of the Interest Period on the Reuters Monitor Screen page BKBM (or its successor page) for bank accepted bills having a term approximately equal to the Interest Period;

(b)	if there is no such rate displayed for bank accepted bills having a term approximately equal to the Interest Period, then the average of the mid-point of the bid and offer rates quoted by three Reference Banks for such bank-accepted bills at or about that time on that date; or

(c)	if fewer than three quotations are provided as requested in paragraph (b) above, BKBM will be BKBM as determined for the previous Interest Period or, in the case of the first Interest Period, BKBM will be the rate per annum determined by the Calculation Agent to be the nearest practicable equivalent.

Business Day means a day on which:

(a)	commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency markets):

(i)	in the case of Australian Notes in Sydney and Charlotte, North Carolina; or

(ii)	in the case of New Zealand Notes in Auckland, Wellington and Charlotte, North Carolina,

and any additional business centres specified in the applicable Pricing Supplement;

(b)	(i) in the case of Australian Notes, the Austraclear System is open for business, excluding a Saturday, Sunday or public holiday in Sydney; or

(ii)	in the case of New Zealand Notes, Austraclear New Zealand System is open for business, excluding a Saturday, Sunday or public holiday in Auckland or Wellington; and

(c)	if a Note is to be issued or paid on that day, a day on which each relevant clearing system (including the Austraclear System, Austraclear New Zealand System, Euroclear or Clearstream) is operating.

Business Day Convention in respect of a Note, means the convention specified in the relevant Pricing Supplement for that Note and recorded in the relevant Register for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term Business Day Convention and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that:

(a)	if Floating Rate Convention is specified, that date will be postponed to the next following day which is a Business Day, unless that day falls in the next calendar month, in which event:

(i)	that date is brought forward to the first preceding day that is a Business Day; and

(ii)	each subsequent Interest Payment Date is the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the Pricing Supplement after the preceding applicable Interest Payment Date occurred;

(b)	if Following is specified, that date will be the following Business Day;

(c)	if Modified Following or Modified is specified, that date will be the following Business Day unless that day falls in the next calendar month, in which case that date will be the preceding Business Day;

(d)	if Preceding is specified, that date will be the preceding Business Day; and

(e)	if No Adjustment is specified, the date will not be adjusted in accordance with any Business Day Convention.

Calculation Agent means, in relation to any Series of Australian Notes, the Australian Issuing and Principal Paying Agent, and in relation to any Series of New Zealand Notes, the New Zealand Issuing and Principal Paying Agent, or any other person appointed as calculation agent in relation to the Notes by the Issuer pursuant to the terms of the applicable Agency and Registry Agreement, and shall include any successor calculation agent appointed in respect of such Notes.

Clearstream means Clearstream Banking, société anonyme or its successor.

Coupon means any interest coupon appertaining to a Bearer Note.

Couponholder means the holder of a Coupon.

Custodian means the New Zealand Central Securities Depository Limited or any other entity appointed from time to time by Austraclear New Zealand, under the Austraclear New Zealand Regulations, as custodian trustee to hold securities on the Austraclear New Zealand System.

Day Count Basis means, in respect of the calculation of an amount of interest on any Note for any period of time (Calculation Period), the day count basis specified in the relevant Pricing Supplement and:

(a)	if Actual/365 or Actual/Actual is specified, the actual number of days in the Calculation Period in respect of which payment is being made (being inclusive of the first day, but exclusive of the last day, of that Calculation Period) divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366; and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365); or

(b)	if Actual/365 (Fixed) is specified, the actual number of days in the Calculation period in respect of which payment is being made divided by 365; or

(c)	if Actual/360 is specified, the actual number of days in the Calculation Period in respect of which payment is being made divided by 360; or

(d)

if 30/360, 360/360 or Bond Basis is specified, the number of days in the Calculation Period in respect of which payment is being made (being inclusive of the first day, but exclusive of the last day, of that Calculation Period) divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); or

(e)	if 30E/360 or Eurobond Basis is so specified, means the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, without regard to the date of the first or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); or

(f)	if RBA Bond Basis is specified, one divided by the number of Interest Payment Dates in a year; or

(i)	such other basis as may be specified in the relevant Pricing Supplement as being the applicable basis for the calculation of the amount of interest in respect of a Series of Notes.

Dealer means each person described as such who is an original party to the Program Agreement (and who has not been removed or retired in accordance with the terms of the Program Agreement), any person who accedes to the Program Agreement as a Dealer or any person appointed as a Dealer under a relevant Syndication Agreement.

Early Redemption Amount means, in relation to any Note, the Redemption Amount payable on redemption at any time prior to its Maturity Date together with accrued interest up to but excluding the date of redemption, unless otherwise stated in the relevant Pricing Supplement.

Euroclear means Euroclear Bank S.A./N.V., as operator of the Euroclear System or its successor.

Event of Default means an event specified in Condition 9.

Fixed Rate Note means a Note that bears interest at a fixed rate.

Floating Rate Note means a Note that bears interest at a floating or variable rate.

Interest Accrual Date means, in relation to any Note, the date specified in the Pricing Supplement as the date on and from which interest accrues on that Note.

Interest Amount means, in relation to any Note, the amount of interest payable in respect of such Note as determined under Condition 3.4.

Interest Payment Date means, in relation to any Note, each date specified in, or determined in accordance with the provisions of, the Pricing Supplement as a date on which a payment of interest on that Note is due and adjusted, if necessary, in accordance with the applicable Business Day Convention.

Interest Period means, in relation to any Note, the period from and including an Interest Payment Date (or, in the case of the first period, the Interest Accrual Date) to but excluding the next Interest Payment Date.

Interest Rate means, in relation to any Note, the rate of interest (expressed as a per cent per annum) payable in respect of that Note specified in or calculated or determined in accordance with the provisions of the Pricing Supplement.

Issue Date means, in relation to any Note, the date recorded or to be recorded in the relevant Register as the date on which the Note is issued.

Issue Price in relation to a Note, means the issue price specified in, or calculated or determined in accordance with the provisions of, the Pricing Supplement for that Note.

Issuing and Principal Paying Agent means the Australian Issuing and Principal Paying Agent or the New Zealand Issuing and Principal Paying Agent.

Maturity Date means, in relation to any Note, the date specified in the Pricing Supplement as the Maturity Date for that Note.

Maximum Interest Rate has the meaning given in Condition 3.4.

Meeting Provisions means the provisions for the convening of meetings and passing of resolutions by Noteholders set out in the Schedule to these Terms and Conditions.

Minimum Interest Rate has the meaning given in Condition 3.4.

New Zealand Agency and Registry Agreement means an agreement entitled New Zealand Agency and Registry Agreement dated on or about the date of these Terms and Conditions between the Issuer and the New Zealand Issuing and Principal Paying Agent and the New Zealand Registrar for the issuing, paying agency and registry services on behalf of the Issuer for the New Zealand Notes and any other agreement for any of those services.

New Zealand dollars or NZ$ means the lawful currency of New Zealand from time to time.

New Zealand Issuing and Principal Paying Agent means Computershare Investor Services Limited, in its capacity as issuing and principal paying agent for New Zealand Notes, or any other issuing or principal paying agent specified in the relevant Pricing Supplement or any other Program Document in respect of New Zealand Notes.

New Zealand Notes means Notes denominated in New Zealand dollars as specified in the applicable Pricing Supplement.

New Zealand Register means the register of Noteholders maintained by the New Zealand Registrar on behalf of the Issuer in which is entered the name and address of Noteholders whose New Zealand Notes are carried on that New Zealand Register, the amount of New Zealand Notes held by each Noteholder and the Tranche, Series, date of issue and transfer of those Notes and any other particulars which the Issuer sees fit.

New Zealand Registrar means Computershare Investor Services Limited, in its capacity as the registrar of New Zealand Notes or such other person appointed by the Issuer to establish and maintain the New Zealand Register on the Issuer’s behalf from time to time.

Note means a note in registered form issued in accordance with the Deed Poll and such Note may be a Senior Note or a Subordinated Note as indicated in the applicable Pricing Supplement.

Noteholder means a person whose name is for the time being entered in the relevant Register as a holder of a Note and when a Note is entered into:

(a)	in the case of the Austraclear System, includes Austraclear or any other entity acting on behalf of any member of the Austraclear System; or

(b)	in the case of the Austraclear New Zealand System, includes Austraclear New Zealand or any other entity acting on behalf of any member of the Austraclear New Zealand System.

Offering Circular means at any time the offering circular issued in connection with the issue, sale or purchase of Notes, as revised, supplemented or amended from time to time by the Issuer, and such documents as are from time to time incorporated into it by reference (but not including any information or documents superseded by any information subsequently included or incorporated).

Optional Redemption Amount means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the applicable Pricing Supplement.

Optional Redemption Date has the meaning given in Condition 5.3 and the specific date identified in the relevant Pricing Supplement.

Outstanding Principal Amount means, in relation to any Note, the principal amount outstanding on that Note from time to time.

Paying Agent means any paying agent in respect of the Notes appointed by the Issuer pursuant to the relevant Agency and Registry Agreement.

Pricing Convention means unless otherwise specified in the relevant Pricing Supplement:

(a)	in respect of a Floating Rate Australian Note, the FRN convention as published by the Australian Financial Markets Association (AFMA); or

(b)	in respect of a Fixed Rate Australian Note, the Reserve Bank of Australia bond basis.

Pricing Supplement means the pricing supplement executed by the Issuer and prepared in relation to the Notes of the relevant Tranche or Series (substantially in the form set out in the Offering Circular) as a supplement, modification or replacement of the Terms and Conditions and giving details of that Tranche or Series.

Program Agreement means the agreement so entitled dated on or about the date of the Deed Poll between the Issuer and the Dealers named in that agreement.

Program Document means each of:

(a)	the Program Agreement;

(b)	the Deed Poll;

(c)	any Australian Agency and Registry Agreement;

(d)	any New Zealand Agency and Registry Agreement;

(e)	any Offering Circular;

(f)	the relevant Notes;

(g)	the relevant Syndication Agreement (if applicable); and

(h)	the relevant Pricing Supplement.

Put Option Notice means the notice which must be delivered to the Registrar, by any Noteholder to exercise its option to redeem a Note prior to its Maturity Date.

Record Date means:

(a)	for Australian Notes, the close of business in the place where the Australian Register is maintained on the eighth calendar day before the Interest Payment Date;

(b)	for New Zealand Notes, the close of business in the place where the New Zealand Register is maintained on the tenth calendar day before the payment date; or

(c)	any other date so specified in the Pricing Supplement.

Redemption Amount means, in relation to any Note, the Outstanding Principal Amount or such other redemption amount as may be specified in or calculated or determined in accordance with the provisions of the Pricing Supplement.

Reference Banks means ANZ National Bank Limited, ASB Bank Limited, Bank of New Zealand and Westpac Banking Corporation, or any other bank selected by the New Zealand Issuing and Principal Agent as being a leading bank in the New Zealand interbank market.

Register means the Australian Register or the New Zealand Register.

Registrar means the Australian Registrar or the New Zealand Registrar.

Regulations means the Austraclear Regulations, the Austraclear New Zealand Regulations or the terms and conditions and operating procedures of Euroclear or Clearstream, from time to time.

Securities Act means the United States Securities Act of 1933, as amended.

Security Record, for Australian Notes, has the meaning given to that term in the Austraclear Regulations and for New Zealand Notes, has the meaning given to the term “Security Account” in the Austraclear New Zealand Regulations.

Senior Notes has the meaning given in Condition 2.7.

Senior Indebtedness has the meaning given in Condition 2.7.

Series means Notes having identical terms except that the Issue Date and the amount of the first payment of interest may be different in respect of different Tranches it comprises, or as otherwise agreed and referred to in the Pricing Supplement as being a Series.

Subordinated Notes has the meaning given in Condition 2.7.

Tenor of a Note means the number of days from, and including, its Issue Date to, but excluding, its Maturity Date. Notes will have a minimum Tenor of 365 days or any greater period agreed by the Issuer and the relevant Dealers, subject to all applicable laws or regulations.

Tranche means Notes issued on the same Issue Date the terms of which are identical in all respects (except that a Tranche may comprise Notes in more than one denomination) or as otherwise agreed and referred to in the Pricing Supplement as being a Tranche.

Transfer and Acceptance Form means such form as a Registrar adopts in accordance with the then current market practice to effect a transfer of Notes.

US$ means the lawful currency of the United States of America from time to time.

United States means the United States of America or any of its territories or possessions.

United States Alien has the meaning given in Condition 7.

1.2	Deed Poll provisions

Subclauses 1.2 and 1.3 of the Deed Poll apply to these Terms and Conditions except that each reference in them to this Deed Poll is to be read as if it were a reference to these Terms and Conditions.

1.3	Interpretation

References in these Terms and Conditions to issues, sales, or transfers, including cognate expressions, of Notes, and related dealings in Notes, include issues, sales or transfers, and cognate expressions, in interests or participations in Notes, and related dealings in such interests or participations.

2.	Form, Title and Status

2.1	Form

(a)	Each Note is issued in registered form. The holders of Notes are recorded in the relevant Register.

(b)	Each Note is a separate debt obligation of the Issuer and may (subject to Condition 4.9) be transferred.

(c)	If the Notes are not lodged in the Austraclear System or the Austraclear New Zealand System, appropriate adjustments to the certification procedure will be made to the satisfaction of the Issuer.

2.2	Currency and amounts

(a)	Australian Notes will be denominated in and issued in such minimum denominations of Australian dollars as agreed between the Issuer and relevant Dealers and set out in the Pricing Supplement provided that the minimum denomination shall at all times be equal to or greater than A$100,000. In respect of an offer or invitation received in Australia, Notes may only be issued if the amount subscribed for, or the consideration, payable to the Issuer, by the relevant Noteholder is a minimum of A$500,000 (disregarding amounts, if any, lent by the Issuer or other person offering the Notes or its associates (within the meaning of those expressions in Part 6D.2 of the Corporations Act 2001)) unless the offer or invitation is otherwise in circumstances such that by virtue of s708 of the Corporations Act 2001 no disclosure is required to be made under Part 6D.2 of that Act.

(b)	New Zealand Notes will be denominated in and issued in minimum denominations of NZ$100,000 or such other denominations as agreed between the Issuer and the Dealers and set out in the Pricing Supplement. In respect of offers or invitations received in New Zealand, Notes may only be issued or sold if the consideration payable to the Issuer or holder by the relevant purchaser is a minimum of NZ$500,000 (disregarding any amount lent by the offeror, the Issuer or any associated person of the offeror or the Issuer) or such Notes are issued to persons whose principal business is the investment of money or who in the course of and for the purposes of their business, habitually invest money within the meaning of the Securities Act 1978 of New Zealand and the issue complies with all other applicable laws in New Zealand.

2.3	Note owners

(a)

Subject to 2.3(c) below, the person whose name is inscribed in a Register as the registered owner of any Note from time to time will be treated by the Issuer, the relevant Issuing and Principal Paying Agent and the relevant Registrar as the absolute owner of such Note for all purposes whether or not any payment in relation to such Note is overdue and regardless of any notice of ownership, trust or any other interest inscribed in the relevant Register, subject to rectification for fraud or error. Two or more persons registered as Noteholders are taken to be joint holders with right of survivorship between them.

(b)	Subject to 2.3(c) below, upon a person acquiring title to a Note by virtue of becoming registered as the owner of that Note, all rights and entitlements arising by virtue of the Deed Poll in respect of that Note vest absolutely in the registered owner of the Note, so that no person who has previously been registered as the owner of the Note nor any other person has or is entitled to assert against the Issuer, or the relevant Registrar or the registered owner of the Note for the time being and from time to time any rights, benefits or entitlements in respect of the Note.

(c)	Neither the Issuer nor any Registrar nor any other person is, except as required by order of a court of competent jurisdiction, or as required by law, obliged to take notice of any other claim to or in respect of Notes.

2.4	Inscription conclusive

Each inscription in a Register in respect of a Note is:

(a)	sufficient and conclusive evidence to all persons and for all purposes that the person whose name is so inscribed is the registered owner of the Note;

(b)	evidence for the benefit of the relevant Noteholder, that a separate and individual acknowledgement by the Issuer of its indebtedness to that person is constituted by the Deed Poll and of the vesting in such person of all rights vested in a Noteholder by the Deed Poll; and

(c)	evidence that the person whose name is so inscribed is entitled to the benefit of an unconditional and irrevocable undertaking by the Issuer constituted by the Deed Poll that the Issuer will make all payments of principal and interest (if any) in respect of the Note in accordance with these Terms and Conditions.

2.5	Manifest errors

The making of, or the giving effect to, a manifest error in an inscription into the Register will not avoid the constitution, issue or transfer of a Note. The Registrar must correct any manifest error of which it becomes aware.

2.6	No certificate

(a)	Except as permitted under paragraph (b), no certificate or other evidence of title shall be issued by or on behalf of the Issuer to evidence title to a Note unless the Issuer determines that certificates should be made available or that it is required to do so under any applicable law or regulation.

(b)	The Issuer agrees, on request by a Noteholder, to procure the relevant Registrar to provide (and that Registrar agrees to provide) to the Noteholder, at that Noteholder’s expense, a certified extract of the particulars entered on the relevant Register in relation to that Noteholder and the Notes held by it.

2.7	Status

The ranking of Notes is not affected by the date of registration of any Noteholder in the relevant Register. The Issuer is not authorised under the Banking Act 1959 of the Commonwealth of Australia (the Banking Act) to carry on banking business and is not subject to prudential supervision by the Australian Prudential Regulation Authority. The Notes are not Deposit Liabilities under the Banking Act.

The Issuer is not a registered Bank pursuant to the Reserve Bank of New Zealand Act 1989.

Status of the Senior Notes and the Subordinated Notes

The Notes may be issued in one or more Series as unsecured debt securities, which may be either senior notes (Senior Notes) or subordinated notes (Subordinated Notes).

The Notes are not deposits and are not insured by the Federal Deposit Insurance Corporation.

Under the Program, there is no limitation on the Issuer’s ability to issue additional Senior Indebtedness or Subordinated Notes.

(a)	Status of Senior Notes

The Senior Notes will be unsecured and unsubordinated obligations of the Issuer and will rank equally with all other unsubordinated and unsecured indebtedness of the Issuer. The Subordinated Notes are unsecured and subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Issuer.

Senior Indebtedness means any indebtedness for money borrowed (including all indebtedness of the Issuer for borrowed and purchased money of the Issuer, all obligations arising from off-balance sheet guarantees by the Issuer and direct credit substitutes and obligations of the Issuer associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of each Agency and Registry Agreement, or is thereafter created, incurred, or assumed, for which the Issuer is at the time of determination responsible or liable as obligor, guarantor, or otherwise for payment, and all deferrals, renewals, extensions, and refundings of any such indebtedness or obligations other than the Subordinated Notes or any other indebtedness as to which the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such indebtedness is subordinate in right of payment to any other indebtedness of the Issuer.

(b)	Status of Subordinated Notes

The indebtedness evidenced by the Subordinated Notes, subject to the extent set forth herein, shall be subordinated in right of payment to the prior payment in full of all the Issuer’s Senior Indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of such subordination irrespective of any amendment, modification, or waiver of any term of the Senior Indebtedness. There is no right of acceleration in the case of a default in the payment of interest on the Subordinated Notes or in the performance of any other obligation of the Issuer under the Subordinated Notes.

The Issuer shall not make any payment on account of principal, premium, if any, interest, or any other amounts payable on its Subordinated Notes or purchase any of its Subordinated Notes, either directly or indirectly, if (1) any default or Event of Default with respect to any of its Senior Indebtedness shall have occurred and be continuing and (2) it shall have received written notice thereof from the holders of at least 10.00% in principal amount of any kind or category of any of its Senior Indebtedness (or the representative or representatives of such holders).

Until all of the Issuer’s Senior Indebtedness is paid in full, the holders of the Issuer’s Subordinated Notes will be subrogated (equally and ratably with the holders of all of the Issuer’s indebtedness which, by its express terms, ranks equally with its Subordinated Notes, and is entitled to like rights of subrogation) to the rights of the holders of the Issuer’s Senior Indebtedness to receive payments or distributions of its assets.

If the Issuer repays any of its Subordinated Notes before the required date or in connection with a distribution of its assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, if any, interest, or any other amounts payable will be paid to the holders of the Issuer’s Senior Indebtedness before any holders of its Subordinated Notes are paid. In addition, if such amounts were previously paid to the holders of its Subordinated Notes, the holders of its Senior Indebtedness shall have first rights to such amounts previously paid.

No modification or amendment of the subordination provisions of Subordinated Notes and any related coupons in a manner adverse to the holders of Senior Indebtedness may be made without the consent of the holders of all of the Issuer’s outstanding Senior Indebtedness.

The preceding subordination provisions relating to the Issuer’s Subordinated Notes are governed by New York law.

3.	Interest

3.1	Application

Notes may be interest bearing on a fixed or floating rate basis, as specified in the applicable Pricing Supplement.

3.2	Period of accrual of interest

Interest accrues on Notes from the relevant Interest Accrual Date at the applicable Interest Rate. Interest ceases to accrue on such Notes from the relevant Maturity Date unless default is made in the payment of any principal amount in respect of such Notes. In that event, any overdue principal of a Note continues to bear interest at the default rate specified in the relevant Pricing Supplement, both before and after any judgment, until it is paid in full to the relevant Noteholder.

3.3	Interest Payment Dates

Interest is payable to Noteholders as set out in Condition 6.1 on the relevant Interest Payment Dates.

3.4	Calculation of Interest Amount

The Interest Amount must be calculated by the relevant Issuing and Principal Paying Agent, relevant Registrar or other person appointed as calculation agent by the Issuer and named as such in the relevant Pricing Supplement by applying the Interest Rate to the Outstanding Principal Amount of each applicable Note, multiplying such sum by the relevant Day Count Basis for the relevant Interest Period and rounding the resultant figure to the nearest cent (half a cent being rounded upwards) having regard to the relevant Pricing Convention (if any) subject, in all cases, to any specified

Minimum Interest Rate or Maximum Interest Rate as may also be specified in the applicable Pricing Supplement.

The applicable Pricing Supplement may specify a minimum rate at which the Notes may bear interest (a Minimum Interest Rate). If the Interest Rate determined in accordance with the provisions of this Condition 3.4 is less than the specified Minimum Interest Rate, the Interest Rate shall be such Minimum Interest Rate. The applicable Pricing Supplement may specify a maximum rate at which the Notes may bear interest (the Maximum Interest Rate). If the Interest Rate determined in accordance with the provisions of this Condition 3.4 is greater than the Maximum Interest Rate, the Interest rate shall be such Maximum Interest Rate.

3.5	Notification of Interest Rate and Interest Amount

The Issuer will procure that the relevant Issuing and Principal Paying Agent, relevant Registrar or other person appointed as calculation agent by the Issuer and named as such in the applicable Pricing Supplement will, if requested in writing by a Noteholder of any Note, notify that Noteholder of the Interest Rate, the Interest Amount and the relevant Interest Payment Date. In relation to any Note, the Interest Amount and the Interest Payment Date (but in no event, the Interest Rate) so notified may be subsequently amended (or appropriate alternative arrangements made by the relevant Issuing and Principal Paying Agent, relevant Registrar or other person appointed as calculation agent by the Issuer and named as such in the Pricing Supplement by way of adjustment) without notice if and to the extent that the Interest Period is extended or shortened.

3.6	Notification, etc. to be final

Except as provided in Condition 3.5, all notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 3 by the relevant Issuing and Principal Paying Agent, relevant Registrar or other person appointed as calculation agent by the Issuer and named as such in the Pricing Supplement are (in the absence of wilful default, bad faith or manifest error) binding on the Issuer, the relevant Issuing and Principal Paying Agent, the relevant Registrar and all Noteholders of Notes, and no liability to those Noteholders attaches to the relevant Issuing and Principal Paying Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

3.7	Floating Rate Notes

If the Pricing Supplement specifies the Interest Rate applicable to that Tranche of Notes as being Floating Rate, the Interest Rate applicable to such Notes during the Interest Period will be the sum of the margin specified in the Pricing Supplement and BBSW or BKBM (or such other rate as shall be set forth in the applicable Pricing Supplement).

3.8	Business Days

(a)	(Fixed Rate Notes) In the event that any Interest Payment Date or Maturity Date on a fixed rate Note is not a Business Day, interest on such fixed rate Note will be paid on the next succeeding Business Day without any additional interest.

(b)	(Floating Rate Notes) If a payment is due under a floating rate Note on a day which is not a Business Day, the date for payment will be adjusted according to the Business Day Convention applicable to that Note.

4.	Transfers

4.1	Transfer subject to Australian Agency and Registry Agreement

For so long as any Australian Note is lodged in the Austraclear System:

(a)	the right of a relevant Noteholder to be registered as the holder of that Note, and the transfer of any Australian Note, shall be governed by the Australian Agency and Registry Agreement and the Austraclear Regulations; and

(b)	to the extent any provision of these Terms and Conditions in respect of an Australian Note are inconsistent with the Australian Agency and Registry Agreement, the Australian Agency and Registry Agreement shall prevail.

4.2	Transfer subject to New Zealand Agency and Registry Agreement

For so long as any New Zealand Note is lodged in the Austraclear New Zealand System:

(a)	the right of a relevant Noteholder to be registered as the holder of that Note, and the transfer of any New Zealand Note, shall be governed by the New Zealand Agency and Registry Agreement and the Austraclear New Zealand Regulations; and

(b)	to the extent that any provisions of these Terms and Conditions in respect of a New Zealand Note are inconsistent with the New Zealand Agency and Registry Agreement, the New Zealand Agency and Registry Agreement shall prevail.

4.3	Austraclear

(a)	Unless the relevant Pricing Supplement otherwise provides, the Australian Notes will be lodged, subject to the agreement of Austraclear, into the Austraclear System.

(b)	If the Australian Notes are lodged into the Austraclear System, the Australian Registrar will enter Austraclear in the Australian Register as the Noteholder of those Notes. While those Notes remain in the Austraclear System:

(i)	all payments and notices required of the Issuer or the Australian Registrar in relation to those Notes will be made or directed to Austraclear in accordance with the relevant Regulations; and

(ii)	all dealings (including transfers and payments) in relation to those Notes within the Austraclear System will be governed by the relevant Regulations and need not comply with these Terms and Conditions to the extent of any inconsistency.

(c)	If Austraclear is entered in the Australian Register in respect of a Note, despite any other provision of these Terms and Conditions, the Issuer may not, and must procure that the Australian Registrar does not, register any transfer of that Note, and the relevant member of the Austraclear System to whose security account the Note is credited in respect of that Note (the Relevant Member) has no right to request any registration or any transfer of that Note, except that:

(i)	for any repurchase, redemption or cancellation (whether on or before the Maturity Date of the Note), a transfer of that Note from Austraclear to the Issuer may be entered in the Australian Register; and

(ii)	if either:

(A)	Austraclear gives notice to the Australian Registrar stating that the Relevant Member has stated to Austraclear that it needs to be registered in relation to the Note in order to pursue any rights against the Issuer; or

(B)	Austraclear purports to exercise any power it may have under the Regulations from time to time or these Terms and Conditions, to require Notes to be transferred on the Australian Register to the Relevant Member,

the Note may be transferred on the Australian Register from Austraclear to the Relevant Member. In any of these cases, the Note will cease to be held in the Austraclear System.

(d)	On admission to the Austraclear System, interests in the Notes may be held through Euroclear or Clearstream. In these circumstances, entitlements in respect of holdings of interests in the Notes in Euroclear are held in the Austraclear System by HSBC Custody Nominees (Australia) Limited as nominee of Euroclear, while entitlements in respect of holdings of interests in the Notes in Clearstream are held in the Austraclear System by ANZ Nominees Limited as nominee of Clearstream.

(e)	The rights of a holder of interests in Notes held through Euroclear or Clearstream are subject to the respective rules and regulations for accountholders of Euroclear and Clearstream and their respective nominees and the rules and regulations of the Austraclear System.

(f)	In addition, any transfer of interests in Notes which are held through Euroclear or Clearstream and to the extent such transfer will be recorded in the Austraclear System, will be subject to the Corporations Act 2001 (Cth) and the other requirements set out in the Notes.

4.4	Austraclear New Zealand

(a)	Unless the relevant Pricing Supplement otherwise provides, and subject to the agreement of Austraclear New Zealand, the New Zealand Notes will be lodged into the Austraclear New Zealand System.

(b)	If the New Zealand Notes are lodged into the Austraclear New Zealand System, the New Zealand Registrar will enter Austraclear New Zealand in the New Zealand Register as the holder of those Notes. While those Notes remain in the Austraclear New Zealand System:

(i)	all payments and notices required of the Issuer or the New Zealand Registrar in relation to those Notes will be made or directed to Austraclear New Zealand in accordance with the Austraclear New Zealand Regulations; and

(ii)	all dealings (including transfers and payments) in relation to those Notes within the Austraclear New Zealand System will be governed by the Austraclear New Zealand Regulations and need not comply with these Terms and Conditions to the extent of any inconsistency.

(c)	Where the Custodian is the Noteholder and the New Zealand Notes are lodged in the Austraclear New Zealand System, Austraclear New Zealand may, in its absolute discretion and, to the extent not prohibited by the Austraclear New Zealand Regulations, instruct the New Zealand Registrar to transfer these Notes on the New Zealand Register to the person in whose Security Record that Note is recorded without any consent or action of such transferee and, as a consequence, remove that Note from the Austraclear New Zealand System.

(d)	On admission on the Austraclear New Zealand System, interests in the Notes may be held through Euroclear or Clearstream. In these circumstances, entitlements in respect of holdings of interests in the Notes in Euroclear are held in the Austraclear New Zealand System by Westpac Nominees-NZ-Limited (or its successor) as nominee of Euroclear while entitlements in respect of holdings of interests in the Notes in Clearstream, are held in the Austraclear New Zealand System by ANZ Nominees Limited (or its successor) as sub-custodian of Clearstream.

(e)	In addition, any transfer of interests in Notes which are held through Euroclear or Clearstream and to the extent such transfer will be recorded in the Austraclear New Zealand System, will be subject to the Securities Act 1978 of New Zealand and the other requirements set out in the Notes.

(f)	The rights of a holder of interests in Notes held through Euroclear or Clearstream are subject to the respective rules and regulations for accountholders of Euroclear and Clearstream and their respective nominees and the Austraclear New Zealand Regulations.

If Austraclear or the Custodian is recorded in the relevant Register as the Noteholder, each person in whose Security Record a Note is recorded is taken to acknowledge in favour of the Issuer, the relevant Registrar, Austraclear or Austraclear New Zealand, and the relevant Noteholder:

(1)	the Registrar’s decision to act as the Registrar of that Note is not a recommendation or endorsement by the Registrar or the relevant Noteholder (or, if the Noteholder is the Custodian, Austraclear New Zealand) in relation to that Note, but only indicates that the Registrar considers that the holding of the Note is compatible with the performance by it of its obligations as Registrar under an Agency and Registry Agreement; and

(2)	the relevant Noteholder does not rely on any fact, matter or circumstance contrary to paragraph (1).

4.5	Transfers of Notes

(a)	Notes may only be transferred in accordance with all applicable laws and regulations of each relevant jurisdiction.

(b)	Notes are transferable without the consent of the Issuer or the relevant Registrar.

(c)	Australian Notes entered into the Austraclear System will be transferable only in accordance with the Austraclear Regulations.

(d)	New Zealand Notes entered into the Austraclear New Zealand System will be transferable only in accordance with the Austraclear New Zealand Regulations.

4.6	Transfer amounts

(a)	Australian Notes which are transferred in respect of offers or invitations received in Australia must be transferred for a consideration of not less than A$500,000 (disregarding amounts, if any, lent by the Issuer or other person offering the Notes or its associates) unless the offer or invitation is such that by virtue of s708 of the Corporations Act 2001 no disclosure is required to be made under Part 6D.2 of that Act.

(b)	New Zealand Notes may only be transferred in respect of offers or invitations received in New Zealand for an aggregate consideration of not less than NZ$500,000 (but disregarding any part of the aggregate consideration paid or to be paid out of money lent by the person offering the New Zealand Notes, or an associate of that person), or to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money within the meaning of the Securities Act 1978 of New Zealand.

4.7	Transfer and Acceptance Forms for Notes

Subject to Condition 4.3 and Condition 4.4, a Note is transferable in whole (but not in part) by a duly completed and (if applicable) stamped Transfer and Acceptance Form obtainable from the relevant Registrar. Unless a contrary intention is expressed in a Transfer and Acceptance Form, all contracts relating to the transfer of Notes are governed by the laws applicable to the Notes. The Issuer is not obliged to stamp the Transfer and Acceptance Form.

4.8	Registration requirements for transfer

Every Transfer and Acceptance Form in respect of Notes must be:

(a)	signed by the transferor and the transferee;

(b)	delivered to the office of the relevant Registrar for registration;

(c)	accompanied by such evidence as the relevant Registrar may reasonably require to prove the title of the transferor or the transferor’s right to transfer those Notes; and

(d)	duly stamped, if necessary.

4.9	Registration of transfers

Subject to this Condition 4, the relevant Registrar must register a transfer of Notes. Upon entry of the name, address and all other required details of the transferee in the relevant Register, the Issuer must recognise the transferee as the Noteholder entitled to the Notes that are the subject of the transfer. Entry of such details in the relevant Register constitutes conclusive proof of ownership by that transferee of those Notes. The transferor remains the owner of the relevant Notes until the required details of the transferee are entered in the relevant Register in respect of those Notes. Subject to Condition 4.11, the relevant Registrar must register the transfer of a Note whether or not the Transfer and Acceptance Form to which the transfer relates has been marked by that Registrar.

4.10	No fee

No fee or other charge is payable to the Issuer or a Registrar in respect of the transfer or registration of any Note.

4.11	Marking of transfer

Each Registrar may mark any Transfer and Acceptance Form in its customary manner. Such marking prohibits a dealing with the relevant Notes as specified in the marking notation for a period from the date of marking to the earliest of:

(a)	15 days from the date of marking;

(b)	the date the relevant Registrar cancels the marking notation on the Transfer and Acceptance Form; and

(c)	the date the relevant Registrar receives notification of the execution of the marked Transfer and Acceptance Form by the transferee.

4.12	Destruction

Any Transfer and Acceptance Form may, with the prior written approval of the Issuer, be destroyed by the relevant Registrar after the entry in the relevant Register of the particulars set out in the form. On receipt of such approval, the relevant Registrar must destroy the Transfer and Acceptance Form as soon as reasonably practicable and promptly notify the Issuer in writing of its destruction.

4.13	Deceased persons/bankrupt persons/unincorporated associations

(a)	A person becoming entitled to a Note as a consequence of the death or bankruptcy of a Noteholder or of a vesting order or a person administering the estate of a Noteholder may transfer the Note or, if so entitled become registered as the Noteholder of the relevant Note upon producing such evidence as to that entitlement or status as the relevant Registrar considers sufficient.

(b)	The relevant Registrar may decline to give effect to a transfer of any Notes entered in the relevant Register in the name of a deceased person who has two or more personal representatives unless the Transfer and Acceptance Form is executed by all of them.

(c)	A transfer to an unincorporated association is not permitted.

4.14	Aggregate transfers

Where the transferor executes a transfer of less than all Notes registered in its name, and the specific Notes to be transferred are not identified, the relevant Registrar may (subject to the limit on minimum holdings) register the transfer in respect of such of the Notes registered in the name of the transferor as that Registrar thinks fit, provided the aggregate principal amount of the Notes registered as having been transferred equals the aggregate principal amount of the Notes expressed to be transferred in the transfer.

4.15	Stamp duty

(a)	The Issuer will bear any stamp duty payable on the issue and subscription of the Notes.

(b)	The Noteholder is responsible for any stamp duties or other similar taxes which are payable in any jurisdiction in connection with any transfer, assignment or any other dealing with the Notes.

5.	Redemption and Purchase

5.1	Maturity

Unless previously redeemed or purchased and cancelled in accordance with these Terms and Conditions, each Note must be redeemed on its Maturity Date at its Redemption Amount.

5.2	Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), on giving not less than 30 nor more than 60 calendar days’ notice (which notice shall be irrevocable) to the relevant Issuing and Principal Paying Agent, the relevant Registrar and to the Noteholders, in accordance with Condition 11, if:

(a)	on the occasion of the next payment due under the Notes, the Issuer has or will become obligated to pay Additional Amounts as discussed in Condition 7 as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and

(b)	the Issuer cannot avoid such obligation by taking reasonable measures available to it,

provided that, no such redemption notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. Prior to the publication of any redemption notice pursuant to this Condition 5.2, the Issuer shall deliver a certificate to the relevant Issuing and Principal Paying Agent and the Registrar signed by the Chief Financial Officer or a Senior Vice President of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent, if any, to the redemption have occurred.

Notes redeemed pursuant to this Condition 5.2 will be redeemed at their Early Redemption Amount together (if appropriate) with interest accrued to (but excluding) the redemption date.

5.3	Call Option—Redemption at the option of the Issuer

If the applicable Pricing Supplement specifies that the Issuer has an option to redeem the Notes, and the Issuer gives:

(a)	not less than 30 nor more than 60 calendar days’ notice in accordance with Condition 11 to the Noteholders (or such other period as is specified in the applicable Pricing Supplement); and

(b)	not less than seven Business Days (or such other period as is specified in the applicable Pricing Supplement) before giving notice as referred to in (a), notice to the relevant Issuing and Principal Paying Agent and the relevant Registrar,

(both of which notices shall be irrevocable), then the Issuer may redeem all or only some of the Notes then outstanding on the dates upon which redemption may occur (each, an Optional Redemption Date) and at the Optional Redemption Amounts specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Dates. Any redemption must be of a principal amount equal to the minimum principal amount of the Notes permitted to be redeemed at any time (the Minimum Redemption Amount) or any greater principal amount of the Notes permitted to be redeemed at any time (each, a Higher Redemption Amount), both as indicated in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes (Redeemed Notes) will be redeemed in accordance with the Regulations or, if the Regulations make no relevant provision, then (so far as may be practicable) pro rata to their principal amounts, provided that the amount that remains outstanding in respect of each Note shall be equal to its minimum denomination or an integral multiple of its minimum denomination (subject always to the applicable Regulations). The Notes to be redeemed will be selected in accordance with the applicable Regulations not more than 60 calendar days prior (or such other period as is specified in the applicable Pricing Supplement) to the date fixed for redemption.

5.4	Put Option—Redemption at the option of the Noteholders

If the applicable Pricing Supplement specifies that the Noteholders have an option to require the Issuer to redeem the Notes, upon the Noteholder giving the Issuer, in accordance with Condition 11, not less than 30 nor more than 60 calendar days’ notice or such other period of notice as is specified in the applicable Pricing Supplement (which notice shall be irrevocable), the Issuer, upon the expiration of such notice, will redeem (in accordance with, the terms specified in the applicable Pricing Supplement) in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

In order to exercise its right to require redemption of any Notes, the Noteholder must deliver to the office of the relevant Registrar a duly signed and completed Put Option Notice in the form obtainable from that Registrar in which the holder must specify a bank account (or, if payment is by check, an address) to which payment is to be made under this Condition 5.4.

5.5	Early Redemption Amounts

For purposes of Condition 5.2 above, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

(a)	for Notes with a Redemption Amount equal to 100.00% of the principal amount, at the Redemption Amount thereof; or

(b)	for Notes with a Redemption Amount different from the nominal amount, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the Pricing Supplement, at their nominal amount.

5.6	Repurchases

The Issuer and any of its affiliates may at any time repurchase Notes at any price in the open market or otherwise.

5.7	Cancellation

All Notes which are redeemed will be cancelled.

6.	Payments

6.1	Payments to Noteholders of Notes

(a)	All payments under an Australian Note must be made by the Issuer or the Australian Issuing and Principal Paying Agent on its behalf:

(i)	if the Australian Notes are lodged in the Austraclear System by crediting, on the relevant Interest Payment Date, Maturity Date or other date on which a payment is due, the amount then due to the account of the Noteholder, in accordance with the applicable Regulations; or

(ii)	if the Australian Notes are not lodged in the Austraclear System, to the account notified by the relevant Noteholder to the Australian Registrar or, in the absence of that notification, in the manner (if any) specified in the applicable Pricing Supplement, and in either case, without set-off or counterclaim or any other deduction unless required by law.

(b)	All payments under a New Zealand Note must be made by the Issuer or the New Zealand Issuing and Principal Paying Agent on its behalf:

(i)	if the New Zealand Notes are lodged in the Austraclear New Zealand System, by crediting on the relevant Interest Payment Date, Maturity Date or any other date on which a payment is due, the amount then due to the account of the relevant Noteholder in the country of the currency in which the New Zealand Note is denominated previously notified to the Issuer and the New Zealand Registrar or if requested by the relevant Noteholder, the accounts of the persons in whose Security Record a New Zealand Note is recorded in the country of the currency in which the New Zealand Note is denominated as previously notified by the relevant Noteholder to the Issuer and the New Zealand Registrar in accordance with the Austraclear New Zealand Regulations; or

(ii)	if the New Zealand Notes are not lodged in the Austraclear New Zealand System or held in a clearing system, to the account notified by the relevant Noteholder to the New Zealand Registrar or, in the absence of that notification, in the manner (if any) specified in the applicable Pricing Supplement, and in either case, without set-off or counterclaim or any other deduction unless required by law.

For the purposes of this Condition 6.1, the Noteholder to whom payment will be made is the Noteholder (or the first named of joint owners) shown as such in the relevant Register as at the relevant Record Date.

6.2	Method of payment for Notes

A payment made by electronic transfer is for all purposes taken to be made when the Issuer or the relevant Issuing and Principal Paying Agent gives an irrevocable instruction for the making of that payment by electronic transfer, being an instruction which would be reasonably expected to result, in the ordinary course of banking business, in the relevant funds reaching the account of the Noteholder on the same day as the day on which the instruction is given.

6.3	Payments

(a)	Payments in Australian dollars will be made by transfer to an Australian dollar account maintained by the payee with, or by a cheque in Australian dollars drawn on, a bank in Sydney; provided however, that a cheque may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States.

(b)	Payments in New Zealand dollars will be made by transfer to a New Zealand dollar account maintained by the payee with, or by a cheque in New Zealand dollars drawn on, a bank in Auckland or Wellington; provided however, that a cheque may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States.

6.4	Business Days

(a)	If a payment is due under a Note on a day which is not a Business Day, the date for payment will be adjusted according to the Business Day Convention applicable to that Note.

(b)	If payment is to be made to an account on a Business Day on which banks are not open for general banking business in the city in which the account is located, the Noteholder is not entitled to payment of such amount until the next Business Day on which banks in such city are open for general banking business and is not entitled to any interest or other payment in respect of any such delay.

6.5	Payments subject to fiscal laws

All payments are subject to Condition 7 and to any applicable fiscal or other laws and regulations.

7.	Taxation

7.1	Additional payments

The Issuer will pay a United States Alien such additional amounts of interest (Additional Amounts) as may be necessary so that every net payment of the principal of and interest on any Note, after deduction or withholding for or on account of any present or future tax, assessment, or other governmental charge imposed upon such holder by the United States or any political subdivision or taxing authority thereof or therein (other than any territory or possession) upon or as a result of such payment, will not be less than the amount provided for in such Note; provided, however, that such obligation to pay Additional Amounts shall not apply to:

(a)	any tax, assessment or other governmental charge which would not have been so imposed but for:

(i)	the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member, or stockholder of, or a person holding a power over, such holder, if such holder is an estate, trust, partnership, or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member stockholder, or person holding a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the U.S. Dollar as its functional currency;

(ii)	such holder’s present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, private foundation, or other tax exempt entity, or controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax; or

(iii)	such holder’s status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

(b)	any tax, assessment, or governmental charge that would not have been so imposed but for the failure of the holder to comply with certification, identification, or information reporting requirements under United States tax law, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity, or connection with the United States of the holder or a beneficial owner of such Note if such compliance is required by United States tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment, or governmental charge;

(c)	any tax, assessment, or governmental charge that would not have been so imposed but for the presentation by the holder of such Note for payment on a date more than 30 calendar days after the date on which such payment became due and payable or the date on which payment of such Note is duly provided for, whichever occurs later;

(d)	any estate, inheritance, gift, sales, transfer, excise, wealth, or personal property tax or any similar tax, assessment, or governmental charge;

(e)	any tax, assessment, or governmental charge which is payable otherwise than by withholding by the Issuer or the relevant Issuing and Principal Paying Agent from the payment of the principal of or interest on any Note;

(f)	any tax, assessment, or governmental charge imposed solely because the payment is to be made by the relevant Issuing and Principal Paying Agent or a particular office of that Issuing and Principal Paying Agent and would not be imposed if made by another Issuing and Principal Paying Agent or by another office of that Issuing and Principal Paying Agent;

(g)	any tax, assessment, or other governmental charge imposed on interest received by a person holding, actually or constructively, 10.00% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

(h)	any tax, assessment or other government charge required to be withheld or deducted where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC (the Directive) or any law implementing or complying with, or introduced in order to conform to, or comply with such Directive;

(i)	any Note presented for payment by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

(j)	any combination of items (a), (b), (c), (d), (e), (f), (g), (h), or (i); nor shall Additional Amounts be paid with respect to any payment of the principal of or interest on any Note to a person other than the sole beneficial owner of such payment or that is a partnership or fiduciary to the extent either (i) such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary, or settlor been the Noteholder or (ii) the Noteholder does not provide a statement, in the form, manner and time required by applicable United States income tax laws, from such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary concerning its nationality, residence, identity, or connection with the United States.

United States Alien means any corporation, partnership, entity, individual, or fiduciary that is for United States federal income tax purposes (1) a foreign corporation, (2) a foreign partnership to the extent one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, or a foreign estate or trust, (3) a non-resident alien individual, or (4) a foreign estate or trust.

Except as specifically provided in these Terms and Conditions and in any Agency and Registry Agreement, the Issuer shall not be required to make any payment with respect to any tax, assessment, or other governmental charge imposed by any government or any political subdivision or taxing authority.

Whenever any Additional Amounts are to be paid on Notes, the Issuer will give notice to the relevant Issuing and Principal Paying Agent and any other Paying Agents, as provided in the relevant Agency and Registry Agreement.

8.	Register

8.1	Registrar’s role

The Issuer agrees, subject to any relevant Pricing Supplement, to procure that each Registrar does the following things:

(a)	establish and maintain in the case of the Australian Registrar, the Australian Register in Sydney and in the case of the New Zealand Registrar, the New Zealand Register in Auckland or such other city as the Issuer and the relevant Registrar may agree;

(b)	enter or cause to be entered in the relevant Register:

(i)	the principal amount of the Note;

(ii)	the full name and address of the Noteholder;

(iii)	in the case of the Australian Registrar, any declaration of non-residence, tax file number or Australian business number or exemption details and in the case of the New Zealand Registrar, any declaration of non-residence, tax file number, and confirmation of receipt from a Noteholder of a copy of a certificate of exemption from New Zealand resident withholding tax issued pursuant to section NF 9 of the New Zealand Income Tax Act 2004 or its predecessor;

(iv)	the Issue Date, Maturity Date and any interest rate and payment details of the Note (including, for the avoidance of doubt, the relevant Business Day Convention);

(v)	the Tranche and Series of the Note;

(vi)	any payment instructions notified by the Noteholder or provided by the Issuer or the relevant Issuing and Principal Paying Agent in respect of a Noteholder;

(vii)	all subsequent transfers and changes of ownership of the Note;

(viii)	the details of any marking which has been provided in respect of the Note; and

(ix)	such other information as is required by all applicable laws or as the Issuer and relevant Registrar agree; and

(c)	comply with the obligations expressed in the Deed Poll and the relevant Agency and Registry Agreement to be performed by the relevant Registrar.

8.2	Registrar

(a)	In acting under the relevant Agency and Registry Agreement in connection with the Notes, each of the relevant Registrar and the relevant Issuing and Principal Paying Agent acts solely as agent of the Issuer and does not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders save insofar as that any funds received by the relevant Registrar or the relevant Issuing and Principal Paying Agent in accordance with the relevant Agency and Registry Agreement shall, pending their application in accordance with the relevant Agency and Registry Agreement, be held by it in a segregated account for the persons entitled thereto.

(b)	The Issuer reserves the right at any time to terminate the appointment of a Registrar in accordance with the relevant Agency and Registry Agreement and to appoint successor or additional registrars, provided, however, that the Issuer must at all times maintain the appointment of a registrar with its specified office in the Commonwealth of Australia, or New Zealand or the place of incorporation of the Issuer. Notice of any such termination of appointment will be given to the Noteholder in accordance with Condition 11.

8.3	Multiple Noteholders

(a)	Subject to any applicable law, if more than 4 persons are the holders of a Note, the names of only 4 such persons will be entered in the relevant Register.

(b)	Subject to any applicable law, if more than one person is the holder of a Note, the address of only one of them will be entered on the relevant Register. If more than one address is notified to the relevant Registrar, the address recorded in the relevant Register will be the address of the Noteholder whose name appears first in the relevant Register.

(c)	Where two or more persons are entered in a Register as the joint holders of a Note, then they are taken to hold the Note as joint tenants with rights of survivorship.

8.4	Noteholder change of address

A Noteholder must promptly notify any change of address to the Registrar.

8.5	Closing of Register

The registration of the transfer of a Note may be suspended by a Registrar (and the relevant Register shall be closed for the purpose of determining entitlements to payment under a Note) after the close of business on the eighth calendar day or other day in accordance with the relevant Regulations prior to each Interest Payment Date (if any) and each Maturity Date of the Note or such other number of days as may be agreed by the Issuer and the relevant Registrar and not contrary to the relevant Regulations and notified promptly by the Issuer to the Noteholders and the Dealers.

8.6	Transfer on death, bankruptcy or liquidation of Noteholder

Each Registrar must register a transfer of a Note to or by a person who is entitled to do so in consequence of:

(a)	the death or bankruptcy (in the case of natural persons) or the liquidation or winding up (in the case of a corporation) of a Noteholder; or

(b)	the making of any vesting orders by a court or other judicial or quasi judicial body,

in accordance with any applicable laws and upon such evidence as the Issuer or the relevant Registrar may require.

8.7	Trusts

Without limitation, except as provided by statute or as required by order of a court of competent jurisdiction, no notice of any trust (whether express, implied or constructive) may be entered in a Register in respect of a Note and the relevant Registrar is not obliged to recognise any trust.

9.	Events of Default

9.1	Events of Default

(a)	Events of Default in relation to Senior Notes

The occurrence of any of the following events with respect to any Series of Senior Notes shall constitute an Event of Default with respect to such Series:

(i)	the Issuer shall fail to pay the principal amount of any of such Notes when due whether at maturity or upon early redemption or otherwise; or

(ii)	the Issuer shall fail to pay any instalment of interest, other amounts payable or Additional Amounts on any of such Notes for a period of 30 calendar days after the due date; or

(iii)

the Issuer shall fail duly to perform or observe any other term, covenant, or agreement applicable to Senior Notes contained in any of such Notes or in the relevant Agency and Registry Agreement for a period of 90 calendar days after the date on which written notice of such failure, requiring the Issuer to remedy the same, shall first have been given to the Issuer, the relevant Registrar and the relevant Issuing and Principal Paying Agent by the Noteholders of at least 33.00% in aggregate principal amount of such Notes at the time outstanding; provided, however, that in the event the Issuer within the aforesaid period of 90 calendar days shall commence legal action in a court of competent jurisdiction seeking a determination that the Issuer had not failed duly to perform or observe the term or terms, covenant or covenants, or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 calendar days after the date of any final determination to the effect that the Issuer had failed to duly perform or observe one or more of such terms, covenants, or agreements; or

(iv)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganisation, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

(v)	the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganisation, or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

(b)	Events of Default in relation to Subordinated Notes

The occurrence of any of the following events with respect to any Series of Subordinated Notes shall constitute an Event of Default with respect to such Series:

(i)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganisation, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its respective property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

(ii)

the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganisation, or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Issuer or for any substantial part of its respective property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default shall occur and be continuing, then the holder of any affected Note, at such holder’s option, by written notice to the Issuer and each Registrar may declare the principal of such Note, the interest accrued or any other amounts then payable thereon (and Additional Amounts, if any, thereon) to be due and payable immediately and if any such Event of Default shall continue at the time of receipt of such written notice, such amounts shall become immediately due and payable, subject to the qualification in bold-type immediately below. Upon payment of such amount of principal, interest, or any other amounts payable (and Additional Amounts, if any), all of the Issuer’s obligations in respect of payment of principal of, interest, or any other amounts payable on (and Additional Amounts, if any) such Note shall terminate. Interest on overdue principal, interest, or any other amounts payable (and Additional Amounts, if any) shall accrue from the date on which such principal, interest, or any other amounts payable (and Additional Amounts, if any) were due and payable to the date such principal, interest, or any other amounts payable (and Additional Amounts, if any) are paid or duly provided for, at the rate borne by the Notes (to the extent payment of such interest shall be legally enforceable).

Payment of principal, the interest accrued, or any other amounts then payable thereon (and Additional Amounts, if any) of the Subordinated Notes may not be accelerated in the case of a default in the payment of principal, interest, or any other amounts then payable or the performance of any other covenant of the Issuer. Payment of the principal, the interest accrued, or any other amounts then payable thereon (and Additional Amounts, if any) of the Subordinated Notes may be accelerated only in the case of the bankruptcy or insolvency of the Issuer.

If an Event of Default with respect to any of the Notes, or an event which, with the passing of time or the giving of notice, or both, would be an Event of Default, shall occur and be continuing, the Issuer shall notify the applicable Registrar and the applicable Issuing and Principal Paying Agent in writing of such Event of Default no later than the following Business Day after it becomes aware of such Event of Default, and the applicable Registrar upon receipt of such notice shall promptly notify all of the applicable Noteholders of such Event of Default. In the case of a Registrar, such notification to holders of Notes shall be by registered post to the address of the Noteholder recorded in the relevant Register.

If any Note shall become repayable due to an Event of Default and in accordance with this Condition 9, such Note shall be repaid at its Early Redemption Amount together, if appropriate, with accrued interest thereon, such interest to accrue and be paid in accordance with Condition 3.

10.	Time Limit for Claims

The Notes will become void unless a demand for payment is made within a period of five years after the date on which such payment first becomes due (the Relevant Date). However, if the full amount of the money payable has not been duly received by the relevant Issuing and Principal Paying Agent or other relevant Paying Agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 11.

11.	Notices

11.1	Issuer, Registrars and the Issuing and Principal Paying Agents

A notice or other communication to the Issuer, the relevant Registrar or the relevant Issuing and Principal Paying Agent in connection with a Note:

(a)	must be in writing addressed as follows:

(i)	if to the Issuer, to:

Bank of America

Address:	Bank of America Corporate Center
NC1-007-07-06
100 North Tryon Street
Charlotte
North Carolina 28255-0065

Facsimile No:	(1 704) 386 0270

Attention:	Corporate Treasury – Securities Administration

(ii)	if to the Australian Registrar and the Australian Issuing and Principal Paying Agent, to:

BTA Institutional Services Australia Limited

Address:	Level 4
35 Clarence Street
Sydney NSW 2000

Facsimile No:	(61 2) 8295 8649

Attention:	Transaction Management Group

(iii)	if to the New Zealand Registrar and the New Zealand Issuing and Principal Paying Agent, to:

Computershare Investor Services Limited

Address:	Level 2
159 Hurstmere Road
Takapuna
Private Bag 92119
Auckland 1020
New Zealand

Facsimile No:	(64 9) 488 8788

Attention:	Account Manager

(b)	is taken to be given or made on the date it is received which, in the case of a facsimile is deemed to be the time indicated in a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Condition 11.

11.2	Publication of notices to Noteholders

A notice or other communication to a Noteholder in connection with a Note:

(a)	must be in writing and may be given by prepaid post or delivery to the address of the Noteholder as shown in the relevant Register at the close of business 7 days prior to the despatch of the relevant notice or communication; and

(b)	is taken to be given or made on the date the notice or other communication is so posted or delivered.

12.	Issuing and Principal Paying Agent and Agents

12.1	Issuing and Principal Paying Agent

(a)	BTA Institutional Services Australia Limited shall be the initial Australian Issuing and Principal Paying Agent.

(b)	Computershare Investor Services Limited shall be in the initial New Zealand Issuing and Principal Paying Agent.

12.2	Variation or termination of Paying Agents

The Issuer is entitled to vary or terminate the appointment of any Issuing and Principal Paying Agent and any Paying Agent and to appoint a new Issuing and Principal Paying Agent or additional or other Paying Agents and approve any change in the specified office through which any Paying Agent acts, in each case without the consent of any Noteholder, provided that:

(a)	there will at all times be an Australian Issuing and Principal Paying Agent and a New Zealand Issuing and Principal Paying Agent;

(b)	if any Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange; and

(c)	the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive (as defined in Condition 7.2(h)) or any law supplementing or complying with such Directive.

12.3	Notice of Change

Notice of any such change or change in the specified office of an Issuing and Principal Paying Agent will be given to the relevant Noteholders in accordance with Condition 11.

13.	Meetings of Noteholders

Meetings of Noteholders may be convened in accordance with the Meeting Provisions. Any such meeting may consider any matters affecting the interests of the relevant Noteholders, including, without limitation, the variation of the terms of the Notes to the Issuer and the granting of approvals, consents and waivers, and the declaration of an Event of Default.

14.	Amendments

Each of the Agency and Registry Agreements, the Terms and Conditions and the relevant Pricing Supplement may be amended, without the consent of any Noteholder for the following purposes:

(a)	to evidence the succession of another entity to the Issuer, including a successor by merger and the assumption by any such successor of the covenants of the Issuer in the relevant Agency and Registry Agreement or the Notes;

(b)	to add to the covenants of the Issuer for the benefit of the Noteholders or to surrender any right or power in these Terms and Conditions conferred upon the Issuer;

(c)	to cure any ambiguity, or correct or supplement any defective or inconsistent provisions in these Terms and Conditions;

(d)	to make any other provisions with respect to matters or questions arising under the Notes or any Agency and Registry Agreement, provided such action pursuant to this subclause (d) shall not adversely affect the interests of the Noteholders; and

(e)	to permit further issuances of Notes in accordance with the terms of the Program Agreement.

Section 19 of the Schedule hereto sets forth additional provisions relating to the powers of the holders of the relevant Notes to amend the terms of such Notes and the Deed Poll.

Any such modification or amendment shall be binding on the Noteholders and any such modification or amendment shall be notified to the Noteholders in accordance with Condition 11 as soon as practicable thereafter.

15.	Merger, Consolidation, Sale, Conveyance and Assumption

Any entity into which any Issuing and Principal Paying Agent or any Paying Agent may be merged or converted, or any entity with which any Issuing and Principal Paying Agent or any of the Paying Agents may be consolidated or any entity resulting from any merger, conversion, or consolidation to which any Issuing and Principal Paying Agent or any of the Paying Agents shall be a party, or any entity to which any Issuing and Principal Paying Agent or any Paying Agent shall sell or otherwise transfer all or substantially all the assets of any Issuing and Principal Paying Agent or any Paying Agent shall become, on the date when such merger, conversion, consolidation, or transfer becomes effective and to the extent permitted by any applicable laws, the relevant successor Issuing and Principal Paying Agent or Paying Agent under the relevant Agency and Registry Agreement without the execution or filing of any paper or any further act on the part of the parties to the relevant Agency and Registry Agreement, unless otherwise required by the Issuer, and after the effective date all references in the relevant Agency and Registry Agreement to the relevant Issuing and Principal

Paying Agent or such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation, or transfer shall be given immediately to the Issuer by the relevant Issuing and Principal Paying Agent or relevant Paying Agent.

16.	Additional Issues

The Issuer may from time to time and without the consent of the Noteholders create and issue additional Notes having terms and conditions the same as (or the same in all respects except for the Issue Date, Interest Accrual Date and the Issue Price) Notes of an existing Series. These additional Notes shall be consolidated and form a single Series with the outstanding Notes of the existing Series.

17.	Governing Law and Jurisdiction

17.1	Governing law

The Notes are governed by the law in force in New South Wales or any other jurisdiction as specified in the relevant Pricing Supplement. The subordination provisions contained in Condition 2.7 are governed by New York law. The New Zealand Agency and Registry Agreement is governed by New Zealand law.

17.2	Jurisdiction

The Issuer irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. The Issuer waives any right it has to object to an action being brought in those courts, to claim that such action has been brought in an inconvenient forum, or to claim those courts do not have jurisdiction.

17.3	Agent for Service of Process

The Issuer irrevocably appoints BA Australia Limited (ABN 50 004 617 341) to receive, for it and on its behalf, service of process in any proceedings in the courts of New South Wales. If for any reason the relevant agent shall cease to be an agent for service of process, the Issuer shall immediately appoint a new agent for service of process in New South Wales and deliver notice of such appointment to the Noteholders in accordance with the procedures set out in Condition 11 within 30 days. Nothing shall affect the right to service process in any other manner permitted by law.

Schedule

Provisions for Meetings of Noteholders

1.	As used in this Schedule, the following expressions shall have the following meanings, unless the context otherwise requires:

(a)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(i)	that on the date thereof Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(A)	the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(B)	the surrender of the certificate to the Paying Agent who issues the same;

(ii)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(b)	block voting instruction shall mean an English language document issued by the relevant Registrar, and dated in which:

(i)	it is certified by the relevant Registrar that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) are registered in the relevant Register in the names of the specified Noteholders;

(ii)	it is certified that each holder of such Notes has instructed such Registrar that the vote(s) attributable to the Note or Notes so registered should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(iii)	the total number of the Notes are listed distinguishing with regard to each such resolution between those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(iv)	one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Registrar to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in paragraph (iii) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction related and the relevant Registrar with which such Notes have been registered or the person holding the same to the order or under the control of the relevant Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

(c)	References herein to the Notes are to the Notes in respect of which the relevant meeting is convened.

2.	The Australian Issuing and Principal Paying Agent may at any time and, upon a requisition in writing of the relevant Noteholders holding not less than 33% in principal amount of the Australian Notes for the time being outstanding, shall convene a meeting of the relevant Noteholders and if the Australian Issuing and Principal Paying Agent makes default for a period of seven days in convening such a meeting the same may be convened by the Issuer or the requisitionists. The New Zealand Issuing and Principal Paying Agent may at any time and, upon a requisition in writing of the relevant Noteholders holding not less than 33% in principal amount of the New Zealand Notes for the time being outstanding, shall convene a meeting of the relevant Noteholders and if the New Zealand Issuing and Principal Paying Agent makes default for a period of seven days in convening such a meeting the same may be convened by the Issuer or the requisitionists. Whenever an Issuing and Principal Paying Agent is about to convene any such meeting it shall forthwith give notice in writing to the Issuer and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place in the case of the Australian Notes, in Sydney as the Australian Issuing and Principal Paying Agent may approve, or in the case of the New Zealand Notes, in Auckland as the New Zealand Issuing and Principal Paying Agent may approve.

3.	Notice of every meeting of Noteholders shall be published on behalf and at the expense of the Issuer in accordance with Condition 11 of the Terms and Conditions of the Notes. Such notice shall set forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be published at least twice, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting. Such notice shall include a statement to the effect that the relevant Registrar may be contacted for the purpose of obtaining voting certificates or appointing proxies not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

4.	In case at any time the Issuer or the holders of at least 33% in aggregate principal amount of the Notes outstanding shall have requested the relevant Issuing and Principal Paying Agent to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting and the relevant Issuing and Principal Paying Agent shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or Noteholders of Notes in the amount above specified may determine the time and the place in either of the locations designated in paragraph 2 hereof for such meeting and may call such meeting by giving notice thereof as provided in paragraph 3 hereof.

5.	Any person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman. To be entitled to vote at any meeting of Noteholders, a person shall be (i) a Noteholder of one or more Notes, or (ii) a person appointed by an instrument in writing as proxy for a Noteholder or Noteholders by such Noteholder or Noteholders, which proxy need not be a Noteholder. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the relevant Issuing and Principal Paying Agent and its counsel and any representatives of the Issuer and its counsel.

6.	At any such meeting, one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than a majority in principal amount of the Notes shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate 67% in principal amount of the Notes for the time being outstanding, provided that, at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by an Extraordinary Resolution) namely:

(a)	modification of the Maturity Date of the Notes or reduction or cancellation of the principal amount payable upon maturity; or

(b)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the Interest Rate in respect of the Notes; or

(c)	reduction of any Minimum Interest Rate or Maximum Interest Rate specified in the applicable Pricing Supplement of any Floating Rate Notes; or

(d)	modification of the majority required to pass an Extraordinary Resolution; or

(e)	the sanctioning of any such scheme or proposal as is described in paragraph 19(f) below; or

(f)	alternation of this proviso or the proviso to paragraph 7 below;

the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of Notes whether or not they are present at the meeting.

7.

In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Noteholders (as provided in paragraph 4 hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in paragraph 3 hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 33% in principal amount of the Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Notes that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Condition 13) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Notes represented and voting at such meeting, provided that such amount shall be not less than 33% in principal amount of the Notes outstanding. Any Noteholder who has executed and delivered an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided however, that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution effectively passed or decision taken at any meeting of the Noteholders duly held in accordance with this paragraph 7 shall be binding on all Noteholders whether or not present or represented at the meeting and whether or not notation of such decision is made upon the Notes.

8.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or voting certificates or being proxies at the adjournment meeting whatever the principal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

9.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

10.	At any meeting, unless a poll is (before or on the declaration of the results of the show of hands) demanded by the Chairman or the Issuer or by one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two percent in principal amount of the Notes for the time being outstanding, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11.	Subject to paragraph 13 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the asking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

12.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

13.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14.	Any director or officer of the Issuer and its lawyers and other professional advisers may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the Issuer, nor any of its subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

15.	Subject as provided in paragraph 14 hereof at any meeting:

(a)	on a show of hands every person who is present in person and produces a Note or voting certificate or is a proxy shall have one vote; and

(b)	on a poll every person who is so present shall have one vote in respect of each minimum integral amount of in the case of the Australian Notes, Australian dollars, and in the case of the New Zealand Notes, New Zealand dollars.

Without prejudice to the obligation of the proxies named in any block voting instructions, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16.	The proxies named in any block voting instruction need not be Noteholders.

17.	Each block voting instruction together (if so requested by the Issuer) with proof satisfactory to the Issuer of its due execution on behalf of the relevant Paying Agent or the Registrar shall be deposited at such place as the relevant Issuing and Principal Paying Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction shall be deposited with the relevant Issuing and Principal Paying Agent before the commencement of the meeting or adjourned meeting, but the relevant Issuing and Principal Paying Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

18.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Registrar by the Issuer at its registered office (or such other place as may have been approved by the relevant Issuing and Principal Paying Agent of the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

19.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 6 and 7 above) only namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders or any of them.

(b)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or against any of its property whether such rights shall arise under the Deed Poll, the Notes or otherwise.

(c)	Power to assent to any modification of the provisions contained in the Deed Poll, the Terms and Conditions or the Notes which shall be proposed by the Issuer.

(d)	Power to give any authority or sanction which under the provisions of the Deed Poll or the Notes is required to be given by Extraordinary Resolution.

(e)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interest of the Noteholders and to confer upon such committee or committees any powers or descriptions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock or other obligations or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock or other obligations or securities as aforesaid and partly for or into or in consideration of cash.

(g)	Power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Notes.

20.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with the Deed Poll shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 11 of the Terms and Conditions of the Notes by the Issuer within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate such resolution.

21.	The expression Extraordinary Resolution when used in the Deed Poll or the Terms and Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 66-2/3% of the votes given on such poll.

22.

Minutes of all resolutions and proceedings at every such meeting aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

23.	The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of Noteholders or of their representatives by proxy (and the serial number or numbers of the Notes held or represented by them). The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in paragraph 3 hereof and, if applicable, paragraph 8 hereof. Each copy shall be signed and verified by the affidavits of the chairperson and secretary of the meeting, and one such copy shall be delivered to the Issuer and another to the relevant Issuing and Principal Paying Agent to be preserved by the relevant Issuing and Principal Paying Agent, the copy delivered to the relevant Issuing and Principal Paying Agent to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

24.	Subject to all the provisions contained herein, the relevant Issuing and Principal Paying Agent may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the requisition or the holding of meetings of Noteholders and attendance and voting thereat as the relevant Issuing and Principal Paying Agent may in its sole discretion think fit.

EXECUTED and delivered as a deed poll.

Signed and Delivered on behalf of Bank of America Corporation by its Senior Vice President in the presence of:

/s/ JULIANNA LOWE
Witness	Signature /s/ B. KENNETH BURTON, JR.

Julianna Lowe	B. Kenneth Burton, Jr.
Print Name	Print Name

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